UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 18, 2011 (July 12, 2011)

HERTZ GLOBAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33139	20-3530539
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive
offices, including zip code)

(201) 307-2000

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On July 12, 2011, The Hertz Corporation (“Hertz”), a wholly-owned subsidiary of the registrant, Hertz Global Holdings, Inc. (the “Registrant”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Hertz, DNL Merger Corp., an Illinois corporation and wholly-owned subsidiary of Hertz (“Sub”), Donlen Corporation, an Illinois corporation (“Donlen”), Gary Rappeport, as Shareholder Representative and Subsidiary Shareholder, and Nancy Liace, as Subsidiary Shareholder, pursuant to which Hertz will acquire Donlen through the merger of Sub with and into Donlen, with Donlen as the surviving corporation (the “Merger”).

Under the terms of the Merger Agreement, Hertz will pay the former equity and option holders of Donlen and certain of its affiliates an aggregate purchase price of $250 million (the “Purchase Price”).  The Purchase Price is subject to adjustment either upward or downward based on the net assets of the Company at closing.  In addition, Hertz will assume or refinance approximately $680 million of Donlen’s outstanding fleet debt.

The Merger Agreement contains customary representations and warranties between Hertz and Merger Sub, on the one hand, and Donlen, on the other.  The parties also have agreed to customary pre-closing and post-closing covenants and indemnities based on breaches of the representations and warranties or covenants.  A portion of the consideration paid to the former equity and option holders of Donlen will be held in escrow for Purchase Price adjustment and indemnification purposes.

The Merger Agreement has been approved by the board of directors and stockholders of Donlen, by the board of directors of Hertz and by the board of directors and sole stockholder of the Merger Sub.  The consummation of the Merger is subject to a number of customary closing conditions, including the expiration of the Hart-Scott-Rodino Antitrust Improvements Act waiting period.

The Merger Agreement may be terminated by (1) mutual consent of Hertz and Donlen, (2) Hertz or Donlen if the Merger has not be completed by September 30, 2011, (3) Hertz or Donlen if the Merger has been permanently enjoined or illegal or (4) Hertz or Donlen upon certain breaches of the Merger Agreement by the other party.

The foregoing summary description of the Merger Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 2.1 hereto and incorporated by reference herein.  The Registrant has attached the Merger Agreement to provide information about the terms contained therein, and the Merger Agreement is not intended to provide any factual information about any party thereto.  Specifically, the Merger Agreement contains a number of representations and warranties which Hertz, Sub and Donlen have made to each other.  The assertions made in those representations and warranties are qualified by information in confidential disclosure schedules provided by Donlen to Hertz, which have not been provided as an exhibit to this Current Report on Form 8-K.  Such representations and warranties were used for the purpose of allocating risk, both known and unknown, among the parties to the Merger Agreement rather than to make affirmative factual claims or statements.  Accordingly, you should not rely on the representations and warranties as current characterizations of factual information, or as definitively stating actual facts, with respect to any parties to the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 2.1

Agreement and Plan of Merger by and among The Hertz Corporation, DNL Merger Corp., Donlen Corporation, Gary Rappeport, as Shareholder Representative and Subsidiary Shareholder (solely with respect to Section 2.2, Section 3.3, Section 3.4, Section 6.5, Section 6.8, Section 6.9, Article IX and Article X) and Nancy Liace as Subsidiary Shareholder (solely with respect to Section 2.2 and Article X) dated July 12, 2011*

	Exhibit 99.1	Joint Press Release by Hertz Global Holdings, Inc. and Donlen Corporation dated July 17, 2011

*Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

Date: July 18, 2011	By:	/s/ Elyse Douglas
	Name:	Elyse Douglas
	Title:	Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1

Agreement and Plan of Merger by and among The Hertz Corporation, DNL Merger Corp., Donlen Corporation, Gary Rappeport, as Shareholder Representative and Subsidiary Shareholder (solely with respect to Section 2.2, Section 3.3, Section 3.4, Section 6.5, Section 6.8, Section 6.9, Article IX and Article X) and Nancy Liace as Subsidiary Shareholder (solely with respect to Section 2.2 and Article X) dated July 12, 2011*

99.1	Joint Press Release by Hertz Global Holdings, Inc. and Donlen Corporation dated July 17, 2011

*Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.